UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 20, 2018
ARC Document Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32407	20-1700361

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1981 N. Broadway, Suite 385
Walnut Creek, CA 94596
(Address of Principal Executive Offices, including Zip Code)
(Registrant’s Telephone Number, Including Area Code): (925) 949-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Director Resignation

On February 20, 2018, Mr. Manuel Perez de la Mesa, a member of the Board of Directors (the “Board”) of ARC Document Solutions, Inc. (the “Company”) notified the Company of his decision to retire and not stand for re-election to the Board when his current term expires at the Company’s 2018 annual shareholders’ meeting. Mr. Perez de la Mesa currently serves as a member of the Audit and Nominating & Corporate Governance Committees of the Company’s Board of Directors. Mr. Perez de la Mesa notified the Company that his decision was based on his length of service and was not due to any disagreement with the Company on any matter. Mr. Perez de la Mesa, one of the Company’s longest serving Board members, has served on the Company’s Board since the Company went public in 2005, as well as providing counsel as an advisor to the Company from 2002 to 2005. Mr. Perez de la Mesa will remain a member of the Company’s Board of Directors until the Company’s 2018 annual meeting of stockholders.

(e) Material Amendment of a Material Contract
On February 22, 2018, ARC Document Solutions, Inc. (the “Company”) entered into an amended and restated executive employment agreement (the “Employment Agreement”) with the Company’s Chief Executive Officer and President, Kumarakulasingam Suriyakumar, effective as of February 9, 2018. The Employment Agreement was amended to modify the terms under which Mr. Suriyakumar would be eligible to receive an annual incentive bonus. Mr. Suriyakumar’s annual incentive bonus will be based on performance measures established by the Company’s Compensation Committee within the first ninety days of the calendar year. The annual incentive bonus will not exceed 100% of Mr. Suriyakumar’s annual base salary, if the performance targets are attained (but not exceeded), and will have a maximum potential payment of 150% of his annual base salary, if the performance targets are exceeded. He will only be entitled to an annual incentive bonus if he remains continuously employed through the last day of the fiscal year to which the bonus relates. At the Compensation Committee’s election, the incentive bonus may be paid in cash, shares of the Company’s common stock or a mix of cash and stock. To the extent the incentive bonus is paid in shares of the Company’s common stock, the shares will vest in annual installments over three years, unless the Committee determines otherwise, subject to Mr. Suriyakumar’s continued employment through the applicable vesting date.
In addition, the Employment Agreement lowers Mr. Suriyakumar’s annual base salary from $950,000 to $800,000. The remaining terms and conditions of the Employment Agreement remain the same.
The foregoing summary of certain terms and conditions of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement, dated February 22, 2018, between ARC Document Solutions, Inc. and Kumarakulasingam Suriyakumar.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2018	ARC DOCUMENT SOLUTIONS, INC.
	By:	/s/D. Jeffery Grimes
D. Jeffery Grimes
Vice President, Senior Corporate Counsel & Corporate Secretary